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                                                                   EXHIBIT 10.16



                                  BRIDGE NOTE


$4,000,000.00
NEW YORK, NEW YORK                                              MARCH 6, 2000


                  FOR VALUE RECEIVED, NEWSREAL, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the persons listed on Schedule A attached hereto ("Investors") or their agent or attorney-in-fact, ON DEMAND and in legal tender of the United States of America and in immediately available funds at any time and at such address or at such other place as may be designated in writing by the Investors or their agent or attorney-in-fact ("Investors' Office"), the principal sum of four million and 00/100 Dollars ($4,000,000.00), of which amount three million and 00/100 Dollars ($3,000,000.00) relates to the Borrower's Revolving Line of Credit with Hypo -und Vereinsbank previously paid by the Investors (the "Line of Credit portion") and one million and 00/100 Dollars ($1,000,000.00) relates to the Term Loan with Hypo -und Vereinsbank previously paid by the Investors (the "Term Loan portion"). The Borrower agrees to pay the Investors interest at Investors' Office in like money, on the last day of each quarter from the date hereof and at maturity (whether by acceleration or otherwise) on the unpaid principal amount outstanding thereon, with interest accruing on a daily basis on the Line of Credit portion and Term Loan portion of the principal amount from the dates set forth in the table below, at a rate per annum equal to LIBOR plus two percent (2%) (computed on the basis of a 360-day year and the actual number of days elapsed, the "Base Rate") until payment thereof. For purposes hereof, the "LIBOR" component of the Base Rate shall be adjusted at the beginning of each quarter during the term hereof and shall mean the rate per annum quoted by the London office of a top-tier bank selected by the Investors and agreeable to the Borrower at which deposits in United States dollars are offered by such bank in the London interbank market as of 11:00 a.m. London time, two London business days prior to the first day of such quarter for delivery on such date and for approximately the number of days in such period.


Portion of Principal Amount                       Date from Which Interest Accrues
---------------------------                       --------------------------------
$ 3,000,000 (Line of Credit portion)                              September 1, 1999

$ 1,000,000 (Term Loan portion)                                   December 12, 1999

                  Notwithstanding the foregoing, (i) any amount of principal and (to the extent permitted by law) interest which is not paid when due (whether at stated maturity or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, at a rate of the Base Rate plus two percent (2%) per annum, and (ii) the interest rate borne hereby shall not exceed the maximum rate permitted by applicable law.






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                   The Borrower may prepay this Note in full or in part at any time without premium or penalty. This Note is subject to the provisions of, and may be converted in accordance with and pursuant to Section 2(a) of, that certain Conversion Agreement, dated as of March 31, 1999, as amended by written agreement dated as of March 6, 2000, by and among the Borrower and the Investors, and the other applicable provisions thereof.

                   The principal and accrued and unpaid interest on the Note shall automatically become due and payable in the event the Borrower shall file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any state or federal bankruptcy or insolvency law of any jurisdiction, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Borrower.

                   If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, maturity thereof shall be extended to the next succeeding business day with respect to payments of principal, and interest thereon shall be payable during such extension.

                   This obligations of the Borrower under this Note are secured by and subject to the terms and conditions of the Security Agreement of even date herewith (hereinafter the "Security Agreement"). Reference is hereby made to the Security Agreement, as it may be amended from time to time, for a statement of the terms and conditions upon which the maturity date of this Note may be accelerated.

                   This Note is not negotiable and shall not be transferred by the Investors or any Investor without the prior written consent of the Borrower. Except as otherwise agreed by the Investors, the Borrower may not set-off from any amounts due under this Note any amounts due the Borrower from the Investors or its transferees.

                   This Note is binding on the Borrower and the Borrower hereby waives demand, presentment, protest and notice and any defense by reason of an extension of time for payment or other indulgences. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under the Note, under the Security Agreement or any other agreement which provides collateral for this Note, or under applicable law. All rights and remedies of the holder under this Note, under the Security Agreement or any such agreement providing collateral for this Note, and under applicable law shall be cumulative and may be exercised successively or concurrently. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereof.

                   IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as an instrument under seal on the date first above written.









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                                       NEWSREAL, INC
                                       a Delaware corporation


                                       By:  /s/ DAVID C. HOPPMANN
                                          --------------------------------
                                           David C. Hoppmann
                                           President & CEO

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